Exhibit 23.1




INDEPENDENT AUDITOR'S CONSENT


We consent to the incorporation by reference in Registration Statement No. 333-42915 of A.T. Cross Company on Form S-8 of our report dated April 23, 1999, appearing in this Annual Report on Form 11-K of A.T. Cross Company Defined Contribution Retirement Plan for the years ended December 31, 1998 and 1997.

DELOITTE & TOUCHE LLP

Boston, Massachusetts
June 23, 1999